                                                                   EXHIBIT 23.4

MORGAN STANLEY DEAN WITTER

                                                                  1585 BROADWAY
                                                       NEW YORK, NEW YORK 10036
                                                                 (212) 761-4000

                                                              November 13, 1998

Board of Directors
HBO & Company
301 Perimeter Center North
Atlanta, GA 30346

Dear Sirs:

  We hereby consent to the inclusion in the Registration Statement of McKesson Corporation ("McKesson") on Form S-4, with respect to the shares of common stock, par value $0.01 per share of McKesson, of our opinion letter appearing as Annex E to the Joint Proxy Statement/Prospectus which is part of the Registration Statement and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                     Very truly yours,

                                     MORGAN STANLEY & CO. INCORPORATED

                                     By: /s/ Mary Anne Citrino
                                       ---------------------------------------

                                             Mary Anne Citrino
                                             Managing Director